Exhibit 99.2

Ozop Energy Solutions, Inc. to Attend the Automotive State of The Union (ASOTU) Conference in Baltimore

Warwick, NY, May 10, 2024 (GLOBE NEWSWIRE) – OZOP Plus, a subsidiary of Ozop Energy Solutions, Inc. (OZSC or the “Company”), announces that it will be at the prestigious ASOTU Conference in Baltimore, Maryland, from May 14th to 17th. ASOTU is a dealer owned media company and their conference is recognized as the premier gathering for Retail Auto Industry Leaders. Against the backdrop of a rapidly evolving automotive landscape, characterized by the accelerating adoption of electric vehicles, the surge in direct-to-consumer sales, and the burgeoning prominence of start-ups, the industry finds itself navigating unprecedented shifts in supply and demand dynamics. These transformative changes have catalyzed a renewed emphasis on innovation and collaboration, underscoring their pivotal roles in shaping the future trajectory of the automotive sector.

Ozop Plus is strategically positioned to play a vital role in advancing the Electric and Hybrid Vehicle Market, leveraging its expertise and resources to meet the evolving needs of consumers and industry stakeholders alike.

“As we prepare to engage with the industry’s foremost thought leaders and innovators at ASOTU CON, we are excited to exchange ideas, forge meaningful partnerships, and collectively drive progress within the automotive industry, “ said Brian Conway, CEO of OZOP Plus. “We eagerly anticipate the opportunity to connect with fellow attendees, share insights, and contribute to the ongoing dialogue surrounding innovation and collaboration in automotive innovation. Together, we can chart a course towards a more sustainable, efficient, and innovative future for the automotive industry.”

For more information about OZOP Plus and its offerings, please visit http://ozopplus.com/

For more information about the Fully Charged VSC, please visit the website at https://www.fullychargedvsc.com

About Ozop Energy Solutions.

Ozop Energy Solutions (Ozop Energy Solutions (http://ozopenergy.com/) is the flagship company that oversees a wide variety of products in various stages of development in the renewable energy sector. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design engineers’ energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners

Ozop Capital Partners, Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is licensed as a captive insurer that reinsures.

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Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com